Exhibit 10.2

MORTGAGE LOAN NOTE

Date of Note:	March 14, 2012

Principal Amount:	$16,200,000.00

Maturity Date:	March 31, 2017

Interest Rate:	Five percent (5%) per annum

FOR VALUE RECEIVED, REP 80 ARKAY DRIVE, LLC, a New York limited liability company (“Borrower”), having an address as indicated below, HEREBY PROMISES TO PAY to the order of STANDARD MICROSYSTEMS CORPORATION, (hereinafter, together with its successors and assigns, referred to as the “Lender”), at 80 Arkay Drive, Hauppauge, New York 11788, or at such other place as the holder hereof may from time to time designate in writing, in immediately available federal funds, interest only on the outstanding Principal Amount at the Interest Rate (computed on an actual/360 day basis, i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at the Interest Rate divided by 360) on the first day of each month commencing on May 1, 2012, until the Maturity Date, at which time the unpaid balance of the Principal Amount shall be due and payable, together with all accrued but unpaid interest. Interest from March 14, 2012 through March 31, 2012, in the amount of $40,500, shall be paid to Lender on or before March 20, 2012.

Borrower shall pay a late payment charge of five cents ($.05) for each dollar ($1.00) of each payment that is made more than fifteen (15) days after the due date thereof, which charge shall be due and payable with each such late payment.

This Note is secured by, and the parties hereto are entitled to the benefits and security of, that certain Mortgage and Security Agreement (the “Mortgage”), dated the date hereof, from Borrower, as mortgagor, to Lender, as mortgagee, encumbering, among other things, certain real property and improvements described in the Mortgage (the “Real Property”), all of the covenants, conditions and agreements of the Mortgage being made a part of this Note by this reference.

Except as may be otherwise provided in the Mortgage, all monthly payments received by Lender hereunder shall be applied first, to the payment of accrued interest on the Principal Amount, second, to the reduction of the Principal Amount of this Note (if any is pre-paid), and finally, the balance, if any, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Mortgage or under any other document executed and delivered by Borrower in connection with the loan evidenced by this Note.

Borrower agrees that if it fails to timely make any payment due under this Note or upon the happening of any “Event of Default” under the Mortgage (as defined in the Mortgage), the outstanding Principal Amount, together with accrued interest and all other expenses, including, without limitation, reasonable attorneys’ fees, shall immediately become due and payable at the option of the holder of this Note, notwithstanding the Maturity Date. For purposes hereof, attorneys’ fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any “Event of Default” under the Mortgage, the interest rate of this Note shall be the “Default Rate” (as defined in the Mortgage).

In no event shall the total of all charges payable under this Note, the Mortgage and any other documents executed and delivered in connection herewith and therewith that are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law. Should Lender receive any payment that is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

Any notice, demand or request relating to any matter set forth in this Note shall be given in the manner provided for in the Mortgage.

Time is of the essence as to all dates set forth herein; provided, however, that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest. As used herein, the phrase “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted to close in the State of New York.

This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

This Note may be prepaid, in whole or in part, without any prepayment premium, so long as (i) Lender is given not less than thirty (30) days’ notice of such prepayment, (ii) the prepayment is accompanied by the payment of accrued and unpaid interest on the principal amount prepaid together with all late charges and other losses, costs and expenses attributable to the prepayment, and (iii) the prepayment is made in immediately available federal funds.

BORROWER, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS NOTE, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Borrower hereby irrevocably submits to the exclusive jurisdiction of any New York state or federal court sitting in the County of Suffolk over any suit, action or proceeding arising out of or relating to this Note, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the County of Suffolk, may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

This Note and the Mortgage evidence purchase money financing extended by Lender to Borrower in connection with the assignment by Lender to Borrower of its leasehold interest in the Real Property. In connection therewith, Lender has subleased back from Borrower portions of the Real Property pursuant to those certain sublease agreements (the “Lease-Back Agreements”) executed contemporaneously herewith. Notwithstanding anything to the contrary contained in this Note, if and to the extent Lender, as tenant under any of the Lease-Back Agreements, defaults in the payment of any fixed rent or additional rent required therein, then, provided such non-payment of fixed rent or additional rent is not an exercise of Lender’s offset right under the Lease-Back Agreement arising from Borrower’s monetary default with respect to this Note or the Mortgage, Borrower shall have the right, to be exercised in its sole discretion, to offset such unpaid amounts due under the Lease-Back Agreements against the amounts otherwise due and payable hereunder.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the Date of Note.

Address:	BORROWER:

REP 80 ARKAY DRIVE, LLC
c/o Rechler Equity Partners	By:	Rechler Management, LLC
85 South Service Road		Its Management
Plainview, New York 11803
	By:	/s/ Gregg Rechler
Name: Gregg Rechler
Title: Authorized Representative